UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2015

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33110	33-0889197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite S-223
White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Debt Resolve, Inc.

January 25, 2015

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 25, 2015, Debt Resolve, Inc. entered into an agreement whereby four of the company’s directors (Gary Martin, Raymond Conta, James Brakke and Stanley Freimuth) will make available to the company a $400,000 line of credit for working capital needs for a period of up to four years. The interest rate on funds utilized by the company is 5.25% (reflecting the lenders’ cost of borrowing such funds). Borrowings under the agreement are unsecured and non-convertible, and are due and payable at any time upon 30 days’ written notice to Debt Resolve. The foregoing description of the agreement and promissory note is qualified in its entirety by reference to the full text of the agreement and form of promissory note, a copy of each of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description

10.1	Line of Credit Agreement, dated January 25, 2015, and related Non-Negotiable Promissory Note.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: March 31, 2015	By:	/s/ Stanley E. Freimuth
Stanley E. Freimuth
Chief Executive Officer